Exhibit 10.63

INVESTMENT MANAGEMENT AGREEMENT

This agreement dated this 29th day of March, 2007 is by and between Stateco Financial Services, Inc. (aka Stateco, Inc.) (“Stateco”), 518 East Broad Street, Columbus, Ohio 43215 and Beacon National Insurance Company, First Preferred Insurance Company, Petrolia Insurance Company, and Beacon Lloyds Insurance Company, 2915 Central Fwy East Drive, Wichita Falls, Texas 76302 (the Beacon Insurance Companies, each of which is referred to hereinafter as the “Company”).

Recitals

The Company is a Texas-domiciled corporation engaged in the property-casualty insurance underwriting business.

In the ordinary course of its business it is charged with the responsibility of managing and investing policyholder premiums.

Stateco, an Ohio-domiciled corporation, is engaged in the business of providing financial services pertinent to an insurance business including, without limitation, investment management services.

The Company desires to retain the services of Stateco as the investment manager for its investable assets, and Stateco is willing to serve in such capacity.

Therefore, in consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto agree as follows:

1.Term

a.This agreement shall be for a one year term. It shall automatically renew for additional twelve month terms unless either party hereto gives written notice of its intention to terminate this agreement, which notice must be given at least ninety days prior to the annual anniversary date of the agreement.

2.Authority Granted to Stateco

a.The Company understands and agrees that as its investment manager, Stateco shall have full discretion as to investment decisions which are consistent with the investment policy set by the Investment Committee of the Board of Directors of the Company. The Investment Committee agrees to keep Stateco advised of any changes to investment policy adopted by the committee.

b.Stateco agrees to attend all Investment Committee meetings to review with the committee members the investment activities undertaken in the prior quarter, to respond to questions from committee members and to communicate with the

Investment Committee with respect to investment plans, strategies and policies to be pursued by Stateco.

c.The Company understands and agrees the discretion granted to Stateco herein empowers Stateco (within the policy constraints noted) to select investments to purchase, to allocate investable funds between tax free and taxable investments and to make decisions with respect to the sale of investments and the timing of such sale. Stateco is also authorized to give instructions to Company’s custodian(s), with respect to the purchase, sale, exchange and delivery of securities for Company’s account and disbursements relating thereto.

d.Stateco is also authorized to place brokerage orders for Company’s account through such brokerage firms as Stateco, in its sole discretion, may determine.

3.STATECO’S OBLIGATIONS

a.Stateco agrees to maintain records of transactions in which it engages on Company’s behalf in such form and format as Company requires to comply with legal requirements applicable to it.

b.Stateco also agrees to act in good faith and exercise due care in carrying out its responsibilities hereunder. Stateco will not be liable for any error of judgment with respect to its investment decisions providing Stateco has acted in good faith and has exercised due care.

c.Stateco agrees to maintain strict confidence with respect to Company’s financial affairs. Company will maintain confidentiality of investment advice and investment decisions, except to the extent disclosure is mandated by law or disclosure is made to an affiliate of Company.

d.ln consideration for the foregoing services provided and responsibilities to be accepted, Company agrees to pay Stateco based on the total investable assets of Company under its management, as per the Fee Schedule attached as Exhibit A. The fee will be paid within forty-five (45) days after the end of each calendar quarter. It will be reviewed annually and may be amended by mutual agreement, which shall be confirmed in a revised Fee Schedule to be executed by the parties.

4.ARBITRATION

a.In the event of a dispute arising out of any party’s performance under this agreement, the parties hereby understand and agree that if the dispute cannot be amicably resolved by the parties, they will arbitrate the dispute in accordance with the rules and procedures set forth in the Ohio Uniform Arbitration Act, which is hereby incorporated by reference.

5.	Governing Law

a. This agreement shall be governed by Ohio law.

Stateco Financial Services, lnc.

By	/s/ James E. Duemey

Beacon National Insurance Company

By	/s/ Steven E. English

First Preferred Insurance Company

By	/s/ Steven E. English

Petrolia Insurance Company

By	/s/ Steven E. English

Beacon Lloyds Insurance Company

By	/s/ Steven E. English